Exhibit 99.2
TRANSITION AGREEMENT
THIS TRANSITION AGREEMENT (this “Agreement”) is entered into as of January 20, 2010, by and between GTSI Corp., a Delaware corporation (the “Company” or “GTSI), and James J. Leto (“Mr. Leto”), an individual currently residing in Fairfax, Virginia.
RECITALS:
R. 1. Mr. Leto is currently employed as GTSI’s Chief Executive Officer “CEO”) and also serves as a member of the GTSI’s board of directors (the “Board”), pursuant to an Employment Agreement dated as of February 16, 2006 between GTSI and Mr. Leto (as amended through the date hereof, the “Leto Employment Agreement”).
R. 2. As of 5:00 pm on February 15, 2010 (“Resignation Date”), Mr. Leto will be deemed for all purposes to have resigned as an officer (including as CEO) of GTSI and to have resigned as a member of the Board as of April 21, 2010.
R. 3. The Company desires to benefit from the experience and ability of Mr. Leto arising from his prior experience, in general and with GTSI by having Mr. Leto (a) remain as an employee of the Company during the period starting on the Resignation Date and ending on May 31, 2010, and (b) serve the Company as an consultant during the period starting on June 1, 2010 and ending on December 31, 2010, or such earlier date as provided herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants, and undertakings contained in this Agreement, the Company and Mr. Leto hereby agree as follows:
1. Resignation. Mr. Leto is hereby irrevocably resigning as an officer (including as GTSI’s CEO effective as of the Resignation Date and as a Board member effective as of April 21, 2010. Subject to Section 7, Mr. Leto will continue to serve hereunder as an employee of the Company during the period starting on the Resignation Date and ending on May 31, 2010 (“Employee”). From June 1, 2010 to December 31, 2010, Mr. Leto will serve GTSI as a non-employee consultant (“Consultant”), as described herein.
2. Term. As used herein, “Term” means the entire period referenced in Section 1 (the Resignation Date to December 31, 2010) during which Mr. Leto will serve GTSI hereunder first as Employee during the period starting on the Resignation Date and ending on May 31, 2010 and thereafter Consultant during the period starting on June 1, 2010 and ending on December 31, 2010, subject to extension or termination as provided in Section 7.

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3. Employee-Consultant Services.
(a) General. During the Term, Mr. Leto will report directly to the Chairman of the Board (the “Chairman”) and will not for all general purposes participate in management discussions and decisions, except as may be specifically requested by the Chairman from time to time.
(b) Duties. During the Term, Mr. Leto shall, during the Company’s normal business hours and upon reasonable notice, be available to perform such mentoring, consulting and advisory services as are reasonably requested by the Chairman and are reasonably consistent with Mr. Leto’s experience, background and current and former positions with the Company.
(c) Specific Service. Mr. Leto acknowledges and agrees that with reasonable notice and upon request of the Chairman, Mr. Leto shall make himself available for such mentoring, consulting and advisory services as may be requested by the Chairman. In providing such services, Mr. Leto will endeavor to do so in a professional and diligent manner, providing the Company, its subsidiaries, and management of the Company and its subsidiaries with the benefits of his informed and professional judgment. Mr. Leto agrees to attend such meetings as reasonably requested from time to time for proper communication of his advice and consultation. Mr. Leto shall coordinate the furnishing of his services pursuant to this Agreement with Company representatives so that such services can be provided in a manner as to generally conform to the Company’s business schedules, but the method of performance, time of performance, place of performance, hours utilized in such performance, and other details of the manner of performance of Mr. Leto’s services hereunder shall be within Mr. Leto’s sole control and discretion. While as an Employee or Consultant hereunder, Mr. Leto shall have the right to devote his business day and working efforts to other business, professional, public service, or community pursuits as do not materially interfere or conflict (as determined by mutual agreement of the Company and Mr. Leto) with the rendering of consulting services to the Company hereunder.
(d) Additional Services. During the Term, Mr. Leto will continue to represent GTSI as a member of the Eyak Technology, LLC Board of Directors, until such time as the Chairman, in agreement with GTSI’s CEO, select an alternate representative. While serving as the GTSI representative, Mr. Leto agrees to continue representing GTSI’s interest and to provide the Chairman, and subsequently the Board and GTSI’s CEO with a written summary or presentation of EyakTek Board meetings, within 10 business days following such meetings.
4. Support Facilities. During the Term, the Company shall provide Mr. Leto with his current Company portable computer and cell phone, all free and clear of any obligation to GTSI (provided that all additional charges and fees not covered by GTSI’s expense policy for employees and directors will be covered by Mr. Leto).
5. Compensation, Benefits and Reimbursement.
(a) Employee. Subject to the terms and conditions hereof, Mr. Leto will be compensated as follows:

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(1)
From February 16, 2010 to March 31, 2010, a base salary at the rate per annum equal to 100% of his current base salary of $525, 000 (“Base Salary”) will be paid to Mr. Leto for his services as an Employee hereunder; and

(2)	From April 1, 2010 to May 31, 2010, a base salary at the rate per annum equal to 75% of the Base Salary will be paid to Mr. Leto for his services as an Employee hereunder.
(b) Consultant. Mr. Leto will be compensated as follows:
(1)	From June 1, 2010 to June 30, 2010, a base salary at the rate per annum equal to 75% of the Base Salary will be paid to Mr. Leto for his services as a Consultant hereunder.

(2)	From July 1, 2010 to September 31, 2010, fees at the rate per annum equal to 50% of the Base Salary will be paid to Mr. Leto for his services as a Consultant hereunder; and

(3)	From October 1, 2010 to December 31, 2010, fees at the rate per annum equal to 25% of the Base Salary will be paid to Mr. Leto for his services as a Consultant hereunder.
(c) Payment Timing. Mr. Leto will be paid (a) on GTSI’s normal payroll cycle while serving as an Employee hereunder and (b) on a monthly basis while serving as a Consultant hereunder.
(d) Employee Benefits. While serving as an Employee hereunder,, Mr. Leto will be entitled to such employee benefits, to include healthcare benefits, vacation benefits and comparable fringe benefits and perquisites as may be provided generally to GTSI’s employees and senior officers pursuant to policies established from time to time by GTSI. In addition, GTSI will withhold from Mr. Leto’s compensation hereunder and pay over to the appropriate governmental agencies all payroll taxes, including income, social security, and unemployment compensation taxes, required by the federal, state and local governments with jurisdiction over GTSI. GTSI will also continue to deduct Mr. Leto’s normal employee contribution for the benefits he has elected for the Plan year 2010). As an Employee hereunder, Mr. Leto will also retain all rights under existing stock awards as an employee through May 31, 2010 (and any applicable period beyond this date as set out in such awards), unless earlier terminated as provided herein.
(e) Expiration of Employee Benefits. Except as otherwise specifically provided herein, upon expiration of the Term as an Employee, Mr. Leto will not be entitled to the benefits normally provided to individuals leaving employment with GTSI, including payment for any accrued vacation time. Notwithstanding the foregoing, the Company will reimburse Mr. Leto monthly for the cost of his COBRA contribution for the six-month period following the end of the employment period hereunder (May 31, 2010).

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(f) Consultant Period. While serving as a Consultant hereunder, Mr. Leto will be considered an independent consultant, and as such, GTSI and Mr. Leto will be independent to one another, and nothing herein shall be deemed to cause this Agreement to create an agency, employment relationship, partnership, or joint venture between the parties. Except as expressly provided in this Agreement, GTSI shall not be liable for any debts, accounts, obligations, or other liabilities whatsoever of Consultant, including Consultant’s obligation to withhold Social Security and income taxes for itself or any of its employees.
(g) Survivor Benefits. If Mr. Leto dies or becomes disabled before December 31, 2010, the unpaid balance of Mr. Leto’s salary for the balance of the Term as an Employee or compensation as a Consultant, whichever is applicable, as if the Term had expired on December 31, 2010, will be immediately payable in a lump sum to Mr. Leto’s surviving spouse or his estate.
(h) Reimbursement. The Company shall reimburse Mr. Leto for all reasonable out-of-pocket expenses that are actually incurred by him in performance of his specific duties for GTSI as an Employee and as a Consultant during the Term, including transportation; hotel accommodations and such other expenses as might be incurred by a senior executive of the Company in furtherance of Company business. Before the last day of the month following each month of the Term when reimbursable expenses are incurred, Mr. Leto shall submit to the Company a monthly statement setting forth the reimbursable expenses incurred for the prior month, with expenses reviewed by GTSI’s Governance Committee. With such statements, Mr. Leto shall furnish all records, receipts and other evidence in support of his reimbursable expense statement as may be requested by the Company or Governance Committee according to its policy in effect for employee expense reports. Upon approval of the expense statements, the Company shall promptly reimburse Mr. Leto for the approved expenses. In addition, should Mr. Leto be subject to any lease termination fees directly related to his automobile associated with his Employment Agreement, GTSI will reimburse Mr. Leto for such amounts, subject to compliance with this Section.
(i) Board Service. The parties agree and acknowledge that Mr. Leto is as of the date of this Agreement a GTSI Board Member. During that portion of the Term that Mr. Leto serves as Consultant hereunder and as a Board member (if any), Mr. Leto will be compensated for his Board services as a non-employee director consistent with GTSI’s the applicable policies for non-employee directors.
(j) No Other Compensation. Except as set forth herein, no other compensation or fees, shall be payable to Mr. Leto for services performed hereunder in his capacity as Employee or Consultant.
6. Non-Compete, Non-Solicitation and Confidential Information.

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(a) Mr. Leto hereby agrees that notwithstanding any other provision hereof, he will not at any time during the Term, and without the prior written consent of the Chairman (i) solicit any GTSI officer or senior employee (Manager and above) to take a position with a company that primarily sells information technology products and/or services to the federal government, or to a company that is otherwise viewed by the GTSI management or Board as a competitor of GTSI or (ii) accept any employment, consultant or similar arrangement with a company that primarily sells information technology products and/or services to the federal government, or to a company that is otherwise viewed by the GTSI management or Board as a competitor of GTSI.
(b) Mr. Leto also agrees not to make any unauthorized disclosure of any confidential business information or trade secrets of the Company (which he acknowledges are valuable and unique assets of the Company used in its business to obtain a competitive advantage over the Company’s competitors who do not know or use this information), or make any unauthorized use thereof; provided, however, this restriction shall not apply to any information that has entered the public domain (other than by his own acts or omissions). The obligations of Mr. Leto set forth in this Section 6 (b) shall apply during the Term and shall survive termination of the Term or the termination of Mr. Leto’s services under this Agreement regardless of the reason for such termination for a period of 365 consecutive days following such termination.
7. Termination and Renewal of the Term. Notwithstanding anything herein to the contrary, the Term shall terminate upon the earlier of: (a) Mr. Leto ceasing to be an Employee before May 31, 2010 or Consultant at any time during the period from June 1, 2010 to the expiration of the Term, or Mr. Leto’s death or disability during the Term, (b) notice provided to Mr. Leto by GTSI on or after June 1, 2010 of GTSI’s termination of the Term due to Mr. Leto’s non-performance with the terms of this Agreement, or (c) expiration of the Term as of December 31, 2010. Upon any termination of the Term before December 31, 2010, except as may be specifically otherwise provided herein (to include Section 5(g)), no compensation, fees or benefits shall continue thereafter to accrue for the benefit of, or otherwise be provided to, Mr. Leto, or his surviving spouse or estate. If, however, the Company elects, pursuant to clause (b) of the immediately preceding sentence, to terminate the Term due to Mr. Leto’s non-performance, GTSI shall within 30 days thereafter pay to Mr. Leto (or, in the event of his death after such termination, to his surviving spouse or estate), an amount equal to the compensation and fees Mr. Leto would have earned up to the date of termination. By the end of the Term or after the end of the Term, the parties may jointly renew the terms of the Consultant relationship at the end of the Term or elect to initiate an additional consultancy period. In such a case, GTSI and Mr. Leto will separately agree to a new agreement setting out terms and conditions for such a relationship.
8. Notices. For purposes of this Agreement, notices, demands, consents, waivers, approvals and all other communications provided for in or otherwise contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand at, or by sending the same by prepaid first class mail (airmail if to an address outside the country of posting) to, the following addresses:

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If James J. Leto
In Michigan:
3650 Southeast Torch Lake Drive
Bellaire, MI 49615
Phone: 231-377-7734
Fax: 231-377-7820
In Florida:
6931 Langley Place
University Park, FL 34201
Phone: 941-351-7323
Fax: 941-351-8533
If to the Company:
GTSI Corp.
2553 Dulles View Drive
Herndon,VA 20171
Attention: Chairman, Board of Directors
With a copy to: General Counsel
or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
9. Successor Obligations and Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the Company’s successors and assigns.
10. Amendment. This Agreement may not be modified except by an agreement in writing executed by both the Company and Mr. Leto.
11. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws.
12. Validity. If any portion or provision of this Agreement is found to be invalid or unenforceable, the other portions or provisions hereof shall not be affected thereby.
13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
14. Construction of this Agreement and Certain Terms and Phrases.

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(a) The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation hereof.
(b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the term “Section” refers to the specified Section of this Agreement.
(c) The word “including” is not exclusive; if exclusion is intended, the word “comprising” is used instead.
(d) The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.
(e) The Company and Mr. Leto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Company and Mr. Leto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
15. Effect of Agreement. The terms and conditions of this Agreement shall supersede any obligations and rights of the Company and its subsidiaries, on the one hand, and Mr. Leto, on the other hand, respecting employment, compensation and benefits prior to the Term. The execution of this Agreement shall constitute for all purposes the termination, as of the date hereof of the Leto Employment Agreement, with neither party having any obligation or liability thereunder or otherwise in respect thereof that survives the execution of this Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GTSI Corp.
By:	/S/
John Toups,
Chairman, Board of Directors

/S/
James Leto